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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             -----------------------



                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  MAY 16, 2000

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                           EN POINTE TECHNOLOGIES, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                        COMMISSION FILE NUMBER 000-28052

                   DELAWARE                   NUMBER: 75-2467002
        (STATE OR OTHER JURISDICTION OF          I.R.S. EMPLOYER I. D.
         INCORPORATION OR ORGANIZATION)

                  100 N. SEPULVEDA BLVD., 19TH FLOOR
                     EL SEGUNDO, CALIFORNIA                   90245
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

                                 (310) 725-5200
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5. Other Events.

         The Company announces that its holding in firstsource corp. (formerly known as firstsource.com, inc. and previously as Purchase Pointe, Inc.) is now 43.50%, following the recent funding of an additional private placement that raised gross proceeds of $10 million. A total of 2,388,344 shares of Series B convertible preferred stock was issued in the offering.

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     SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          EN POINTE TECHNOLOGIES, INC.

Date: May 16, 2000

/s/ Javed Latif
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By:   Javed Latif, Chief Financial Officer